CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (the "**Agreement**") is by and between Allen D. Jacobson ("**Employee**") and Lawson Products, Inc., an Illinois corporation (the "**Company**").

W I T N E S S E T H:

WHEREAS, Employee has been employed by the Company or one of its affiliates since December 1, 2008, and Employee's most recent job is Senior Vice President, Sales; and

WHEREAS, Employee's employment by the Company will terminate effective September 30, 2015; and

WHEREAS, Employee and the Company mutually desire that all matters and affairs between them will be settled and compromised in accordance with the terms and provisions of the Agreement; and

WHEREAS, Employee expressly acknowledges that he is receiving additional payments and benefits solely in consideration for his execution of (and agreement to be bound by) the terms and provisions of the Agreement, including, without limitation, the General Release set forth herein.

NOW, THEREFORE, in recognition of the foregoing and in consideration of the mutual covenants and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Compensation Payments.

   a. Employee's employment by the Company will terminate effective September 30, 2015 (the "Separation Date"). The Company has paid or will pay Employee's base salary through the Separation Date and has continued or will continue Employee's benefits through the Separation Date.

   b. Employee's most recent base salary is $271,108 per year or $11,296.17 on a semi-monthly basis, less required and authorized deductions.

   c. The Company has paid or will pay Employee all earned and accrued but unused Paid Time Off pay as of the Separation Date. Employee and the Company agree that as of September 8, 2015, Employee had 44 hours of earned and accrued but unused PTO.

d. The payments and benefits set forth in this Section 1 will be paid and provided to Employee by the Company whether or not Employee signs and does not revoke the Agreement.

2. Separation Payments and Benefits.

a. The Company will pay Employee separation payments in the total amount of $271,108, less federal, state and local tax withholdings and any other deductions required by law or authorized by Employee, payable in 24 equal semi-monthly payments of $11,296.17, commencing within 30 days after Employee timely delivers to the Company an executed copy of the Agreement and the 7 day revocation period has expired without revocation of the Agreement by Employee.

b. Long Term Incentive Plan. Employee has currently outstanding awards under the following Company long term incentive plans ("LTIP"):

i. 2010-2012 VPLTIP - granted under the Lawson Products, Inc. Amended Stock Performance Plan.

ii. 2012-2014 LTIP - granted under the Lawson Products, Inc. 2009 Equity Compensation Plan and the Lawson Products, Inc. Amended Stock Performance Plan.

iii. 2013-2015 LTIP - granted under the Lawson Products, Inc. 2009 Equity Compensation Plan and the Lawson Products, Inc. Amended Stock Performance Plan.

iv. 2014-2016 LTIP - granted under the Lawson Products, Inc. 2009 Equity Compensation Plan and the Lawson Products, Inc. Amended Stock Performance Plan.

v. 2015-2017 LTIP - granted under the Lawson Products, Inc. 2009 Equity Compensation Plan (As Amended and Restated Effective May 13, 2014) and the Lawson Products, Inc. Amended Stock Performance Plan.

As of the Separation Date, Employee will not be an eligible employee or active participant in the Company's LTIP. Employee will be entitled to any vested benefits which he may have under the LTIP as of the Separation Date pursuant to the terms of the award agreements. For purposes of the LTIP, Employee's separation from employment by the Company will be treated as without "Cause," as defined in Section 1.5 of the LTIP. Exhibit A summarizes Employee's vested LTIP benefits as of the Separation Date.

c. Beginning on October 1, 2015, Employee will be eligible to continue Employee's group health coverage (including medical, dental and/or vision) pursuant to the consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The Company will provide Employee a COBRA notice which will include additional details regarding COBRA coverage. If Employee timely elects to continue such benefits pursuant to COBRA, the Company agrees to permit Employee to continue such coverage for 18 months following the Separation Date at active employee rates (as opposed to COBRA rates), and thereafter, at Employee's sole expense. If Employee becomes eligible for health insurance coverage through another employer during the initial 18 month period and he continues his COBRA coverage, the active employee rates will cease and Employee will be responsible for paying the full COBRA rates. Employee will promptly notify the Company if he becomes eligible for coverage through another employer during this 18 month period.

d. The Company will provide Employee with outplacement services not to exceed $25,000 from the firm of Robertson Lowstuter or such other firm as mutually agreed between Employee and Company.

e. The payments and benefits set forth in this Section 2 will be paid and provided to Employee by the Company, conditioned on Employee timely providing to the Company a signed copy of the Agreement, not revoking the Agreement and complying with the terms of the Agreement.

3. <u>Benefits and Other Arrangements</u>.

a. <u>Annual Incentive Plan</u>. Employee was a participant in the Company's Annual Incentive Plan ("**AIP**") for 2015. Employee will be entitled to a payment of $50,000 under the 2015 Annual Incentive Plan to be paid not later than thirty days after Employee's execution of this Agreement.

b. <u>Lawson Retirement Plan</u>. Employee is a participant in the Company's Retirement Plan. As of the Separation Date, Employee will not be an eligible employee or an active participant under the Company's Retirement Plan, including its 401(k) and Profit Sharing components. Amounts payable to Employee pursuant to Section 2 hereof will not be considered compensation for purposes of the Retirement Plan. Employee will be entitled to any vested benefits which he may have under the Retirement Plan

as of the Separation Date, pursuant to the terms of the Retirement Plan.

c. Disability Insurance Coverage. Employee confirms that he was not disabled as of the Separation Date. Employee will no longer be eligible for disability insurance coverage through the Company as of the Separation Date. Employee will have any rights to convert this coverage to individual coverage at Employee's expense that may be provided by the applicable insurance plan, if any.

d. Basic Life Insurance. Employee will no longer be eligible to participate in the Company's basic life insurance plan as of the Separation Date. Employee will have any rights to convert this coverage to an individual coverage at Employee's expense that may be provided by the applicable insurance plan, if any.

e. Optional Life Insurance; Business Travel/Accident Insurance. Employee will no longer be eligible to participate in the Company's optional life and spousal life insurance plans as of the Separation Date. Employee will have any rights to convert the coverages to individual coverages at Employee's expense that may be provided by the applicable insurance plan, if any. Employee will not be eligible to participate in the business travel/accident insurance after the Separation Date.

f. Executive Deferral Plan. Employee was a participant in the Company's Executive Deferral Plan. As of the Separation Date, Employee will not be an eligible employee or active participant in the Company's Executive Deferral Plan. Employee will be entitled to any vested benefits which he may have under the Executive Deferral Plan as of the Separation Date pursuant to the terms of the Executive Deferral Plan. Exhibit B summarizes Employee's vested deferral benefits and elections.

g. Flexible Spending Plan. Employee was a participant in the Company's Flexible Spending Plan. As of the Separation Date, Employee will not be an eligible employee or active participant in the Company's Flexible Spending Plan. If Employee elects COBRA with respect to the Flexible Spending Plan, Employee will be entitled to utilize any contributed funds pursuant to the terms of the Flexible Spending Plan and to continue contributions. If Employee does not elect COBRA, Employee will have 90 days to submit any claims incurred on or prior to his Separation Date, and the remainder of the contributed funds, if any, will be forfeited. The Company will provide Employee a COBRA notice which will include additional details regarding COBRA coverage.

h. Business Expense Reimbursement. Employee confirms that he has been reimbursed for all business expenses which he incurred in connection with his work for the Company through the Separation Date.

i. Lawson Severance Pay Plan. Employee acknowledges that he is not eligible for any benefits under the Lawson Severance Pay Plan, and has no claims for severance pay under any other policy or practice of Company.

j. Advances or Loans. Employee has a loan from his 401(k) account with an outstanding balance of $15,425.30. Employee must repay the loan prior to the Separation Date or the amount of the loan will be treated as a distribution. Employee confirms that he has not received any other form of payments, advances, loans or other charges from the Company which are owed to the Company and which have not been repaid to the Company.

k. Indemnification. As an officer of the Company and of Lawson Products, Inc., a Delaware corporation ("Lawson Delaware"), and parent of the Company, Employee will retain any rights to indemnification by the Company and Lawson Delaware which he may have under the Certificates of Incorporation or By-Laws of the Company and Lawson Delaware, as of the Separation Date, and under applicable law. In all other respects, Employee will be responsible for any attorneys' fees or costs which he may incur in connection with his former employment with the Company.

l. No Other Compensation. Except as provided herein, Employee confirms the Company has paid all compensation or benefits or other amounts due to him through the Separation Date.

m. Intention to Comply with Code Section 409A. The intent of the parties is that payments and benefits under the Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively "**Code Section 409A**") and, accordingly, to the maximum extent permitted, the Agreement will be interpreted to be in compliance therewith or exempt therefrom. Each amount to be paid or benefit to be provided hereunder shall be construed as a separate identified payment for purposes of Section 409A. Employee acknowledges that if any provision of the Agreement would cause Employee to incur any additional tax or interest under Code Section 409A, such additional tax and interest will solely be his responsibility.

n. <u>302 Subcertification</u>. On or before the Separation Date, Employee agrees to timely sign and deliver to the Company a 302 Subcertification for the quarter ending September 30, 2015. Employee will have no further obligation to provide the Company with any further 302 Subcertifications.

o. <u>Mutually Agreed Letter of Reference; Responses to Inquiries</u>. The Company agrees to provide Employee with a letter of reference for Employee, on Company letterhead, signed by Michael DeCata. In the event an inquiry regarding Employee from a prospective employer or contracting firm is directed to the Company's General Counsel, the Company agrees to provide information consistent with the letter of reference.

p. <u>Unemployment Compensation</u>. Employee will not be eligible to apply for state unemployment compensation insurance benefits prior to the Separation Date. The Company agrees not to contest any application by Employee for state unemployment compensation insurance benefits after the Separation Date.

4. <u>Employee's Obligations Under Loyalty and Confidentiality Agreement</u>. Employee and the Company are parties to a Loyalty and Confidentiality Agreement dated January 1, 2014 (the "**LCA**") , a copy of which is attached hereto as Exhibit C, which LCA will remain in full force and effect after the Separation Date. Employee confirms that he has complied with all of his obligations under the LCA to date, and that he will continue to comply with those obligations. Employee agrees that the non-competition obligations set forth in Section 3.3(b) of the LCA are extended to 12 months after the Separation Date in consideration of the 12 months of Separation Payments payable pursuant to Section 2.a. of the Agreement. The parties agree that the Company's obligations under the Agreement are expressly conditioned upon Employee's continued compliance with the LCA before and after the Separation Date. Employee acknowledges that the payments and benefits described herein represent additional consideration for Employee's agreed continued compliance with the LCA. The parties agree that for purposes of the LCA, and in consideration of the benefits described in Section 2 of the Agreement, Employee's termination on the Separation Date will not be considered to be without cause.

5. <u>General Release to the Company</u>. In consideration of the separation payments and benefits set forth in Section 2 of the Agreement:

a. Employee hereby RELEASES the Company, its past and present parents, subsidiaries, affiliates, predecessors, successors, assigns, related companies, entities or divisions, its or their past and present employee benefit plans, trustees, fiduciaries and administrators, and any and all of its and their respective past and present officers, directors, associates, shareholders, partners,

agents, representatives, attorneys and employees (all collectively referred to as "Releasees"), from any and all claims, demands or causes of action which Employee, or Employee's heirs, executors, administrators, agents, attorneys, representatives or assigns (all collectively referred to as "Releasors"), have, had or may have against the Company, based on any events or circumstances arising or occurring prior to and including the date of Employee's execution of the Agreement to the fullest extent permitted by law, regardless of whether such claims are now known or are later discovered, including but not limited to any claims relating to Employee's employment or termination of employment by the Company, any rights of continued employment, reinstatement or reemployment by the Company, and any costs or attorneys' fees incurred by Employee, PROVIDED, HOWEVER, Employee is not waiving, releasing or giving up any rights Employee may have (1) to receive vested benefits under the Retirement Plan, the LTIP, or any other employee benefit plan; (2) to pursue any claims which Employee may make under state workers' compensation or unemployment compensation laws; (3) to enforce the terms of the Agreement; (4) to pursue any claims arising after the date that Employee executes the Agreement; (5) to pursue any rights to indemnification as described in the Agreement; or (6) to any other right which cannot be waived as a matter of law.

b. Employee agrees and acknowledges: that the Agreement is intended to be a general release that extinguishes all claims by Employee against the Company; that Employee is waiving all claims against the Company, known or unknown, arising or occurring prior to and including the date of Employee's execution of the Agreement; that the consideration that Employee will receive in exchange for Employee's waiver of the claims specified herein exceeds anything of value to which Employee is already entitled; that Employee was hereby advised by the Company in writing that he had 21 days to consider the Agreement and that he should consult with an attorney regarding the Agreement; that Employee has entered into the Agreement knowingly and voluntarily with full understanding of its terms and after having had the opportunity to seek and receive advice from counsel of Employee's choosing; and that Employee has had a reasonable period of time within which to consider the Agreement.

c. Employee agrees and acknowledges that Employee is waiving any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Equal Pay Act, the Sarbanes Oxley Act, the Dodd Frank Act, the

Securities Act, the Illinois Human Rights Act, the Illinois Whistleblower Act, the Illinois Wage Payment and Collections Act, the Cook County Human Rights Ordinance, and all other federal, state and local statutes, ordinances and common law, including but not limited to any and all claims for pay, wages or commissions, bonuses, vacation pay, severance pay, claims alleging breach of contract, wrongful termination, personal injury, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, violation of public policy, negligence, retaliation, and/or any other torts, or other common law actions, to the fullest extent permitted by law;

d. Employee represents (1) that Employee has not assigned any claim against the Company to any person or entity; (2) that Employee has no right to any future employment by the Company following the Separation Date; (3) that Employee has received all compensation, benefits, leave and time off due through the Separation Date; (4) that Employee has not suffered any injury that resulted, in whole or in part, from Employee's work at the Company that would entitle Employee to payments or benefits under any state worker's compensation law; and (5) the termination of Employee's employment by the Company is not related to any such injury.

e. In the event any claim or suit is filed on Employee's behalf against Releasees by Employee or any other person, class representative, entity or government agency, Employee hereby disclaims and waives any and all rights to receive monetary damages or injunctive relief in favor of Employee.

6. Cooperating with Government. Nothing in this Agreement will be construed to prohibit Employee from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation; *provided, however*, that Employee may not disclose Employer information that is protected by the attorney-client privilege, except as expressly authorized by law. Employee does not need the prior authorization of Employer to make any such reports or disclosures, and Employee is not required to notify Employer that Employee has made such reports or disclosures.

7. Nondisparagement. Employee agrees not to make, or cause or attempt to cause any other person to make any statement, written or oral, or convey any information about the Company or Releasees which is disparaging or which in any way reflects negatively upon the Company or Releasees. The Company and

Employee agree that nothing in the Agreement is meant to preclude the Company or Employee from fully and truthfully cooperating with any government investigation or inquiry.

8. Return of Company Property. Employee understands and agrees that all business information, files, research, records, memoranda, books, lists, Confidential Information (as defined below) and other documents and materials (regardless of media), including computer disks, and other hardware and software and data that Employee received during Employee's employment with the Company are the property of the Company and that Employee will deliver to the Company all such materials, including all copies and excerpts thereof, in Employee's possession or under Employee's control on or before the Separation Date.

9. Confidential Information.

a. Employee expressly recognizes and acknowledges that during Employee's employment with the Company, Employee became entrusted with, had access to, or gained possession of confidential and proprietary information, data, documents, records, materials, and other trade secrets and/or other proprietary business information of the Company (regardless of media) that is not readily available to competitors, outside third parties and/or the public, including without limitation, information about (a) current or prospective customers and/or suppliers; (b) employees, research, goodwill, production, and prices; (c) business methods, processes, know-how, ideas, techniques, theories, discoveries, formulas, plans, charts, designs, drawings, practices and procedures; (d) computer software and technology development; (e) current or prospective business opportunities, plans, proposals and strategies, including acquisition, merger and/or divestiture strategies; and (f) other proprietary information created or obtained by Employee during the course of Employee's employment with the Company (collectively or with respect to any of the foregoing, the "Confidential Information"). Employee further recognizes and acknowledges that the Confidential Information is the sole and exclusive property of the Company and that the Company has a legitimate interest in protecting its Confidential Information.

b. Employee agrees that following Employee's termination of employment, Employee will keep and retain in confidence all Confidential Information and will not, without written consent of the Company, disclose or divulge any Confidential Information to any third party for so long as the Confidential Information is valuable and unique, or until either the Company has itself released the Confidential Information into the public domain or the Confidential Information has clearly become publicly

available by means other than the Company or Employee. No individual piece of Confidential Information will be deemed to have become publicly available merely because other pieces of Confidential Information will have become publicly available, and no individual piece of Confidential Information will be deemed to have become publicly available unless all of its substantive provisions will have become publicly available.

10. Full Cooperation.

a. Employee agrees that Employee will cooperate fully and truthfully with the Company and its attorneys with respect to any matter (including, for example, litigation, potential litigation, investigations, governmental proceedings or other legal matters) that relates to matters with which Employee was involved while Employee was employed by the Company. Employee's required cooperation may include, for example, appearing from time to time at the Company offices or the Company attorneys' offices for conferences and interviews, testifying truthfully and preparing to testify at any deposition, hearing, or trial, and in general providing the Company and its attorneys with the full benefit of Employee's knowledge with respect to any such matter. Employee agrees to cooperate in a timely fashion and at times that are agreeable to all parties. The Company agrees to provide Employee with reasonable advance notice of needed cooperation and to reasonably seek to accommodate Employee's demands from other work.

b. Employee agrees to promptly notify the Company's General Counsel if Employee is the recipient of a subpoena or other request for information about the Company, and to cooperate with the Company's response to such subpoena or request.

c. The Company agrees to reimburse Employee for any reasonable out-of-pocket expenses incurred by Employee as a result of such cooperation. Employee will not be separately compensated for any time spent providing such cooperation.

11. Severability. If any provision of the Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision will be enforced to the extent possible or modified in such a way as to make it enforceable, and the remaining provisions of the Agreement will continue in full force and effect. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of the Agreement to the extent necessary to comply with existing law and to enforce the Agreement as modified.

12. Governing Law. The Agreement will be governed by the laws of the State of Illinois and all disputes arising under the Agreement must be submitted to a court

of competent jurisdiction in Chicago, Illinois. Employee and the Company hereby waive the right to litigate any disputes between them before a jury and consent to litigate any dispute between them before a judge.

13. Assignment. The Agreement will be binding upon Employee and Employee's heirs and legal representatives and will not be subject to assignment or delegation by Employee without the Company's express written consent. The Agreement will be binding upon the Company and its affiliates, successors and assigns, and will be subject to assignment by the Company, in the Company's sole discretion. The Agreement will inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns.

14. No Waiver. The failure of either party to strictly enforce any term or provision of the Agreement, in any one or more instances, will not be construed as a waiver of the strict performance of such provision and will not affect that party's right and ability to insist on strict performance of each and every provision of the Agreement.

15. No Oral Modification. Neither the Agreement nor any of its terms or provisions may be amended, modified, waived, discharged or terminated, except by a written instrument signed by both parties.

16. No Reliance upon Other Statements. The Agreement is entered into without reliance upon any statement or representation of any party hereto other than the statements and representations contained in writing in the Agreement.

17. No Admission.

a. The Agreement does not constitute and will not be construed as an admission by the Company that it has violated any law, interfered with any rights, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to Employee, and the Company expressly denies that it has engaged in any such conduct.

b. The Agreement does not constitute and will not be construed as an admission by Employee that Employee has violated any law, interfered with any rights, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to the Company, and Employee expressly denies that it has engaged in any such conduct.

c. The Agreement is based upon unique circumstances and has no precedential value regarding past, current or future employees of the Company.

18. Entire Agreement. The Agreement contains the full agreement between Employee and the Company, and supersedes and renders null and void all prior agreements or understandings, whether written or oral, which exist or may have existed between the parties, except the LCA and the plans governing referenced benefits herein will continue to govern any continuing benefits. The headings in the Agreement are provided for reference and will not affect the substance of the Agreement.

19. Consult With Attorney. Employee is advised and encouraged by the Company to consult with an attorney at Employee's own expense before signing the Agreement.

20. Counterparts. The Agreement may be executed in counterparts, each of which will be an original, and all of which, taken together, will constitute one and the same instrument. The parties agree that facsimile copies of signatures will be sufficient.

21. Full and Knowing Waiver. Employee affirms that Employee has carefully read and fully understands the Agreement, has had sufficient time to consider it, has had an opportunity to ask questions and have it explained, and is entering into the Agreement freely and voluntarily, with an understanding that the general release will have the effect of waiving any action or recovery Employee might pursue for any claims arising on or prior to the date of the execution of the Agreement. Employee also acknowledges that Employee is receiving consideration in addition to that which Employee would otherwise be entitled in exchange for Employee's agreement to release claims against the Company.

22. Time to Consider Agreement. The Agreement was given to Employee on September 8, 2015. Employee has until September 30, 2015, a period of not less than 21 days, to consider it. Employee may accept the Agreement by delivering an executed copy to the General Counsel, Lawson Products, Inc., 8770 W. Bryn Mawr Ave., Suite 900, Chicago, IL 60631, on the Separation Date.

23. Revocation. Employee understands that for a period of seven (7) days following Employee's execution of the Agreement, Employee may revoke the Agreement by delivering to the General Counsel, Lawson Products, Inc., 8770 W. Bryn Mawr Ave., Suite 900, Chicago, IL 60631, a written statement indicating that Employee wishes to revoke the Agreement. The Agreement will not be effective or enforceable until both parties have executed the Agreement and the revocation period has expired (the "Effective Date"). If Employee revokes the Agreement, Employee will not receive the compensation and benefits described in Section 2 or Section 3.b. and the Agreement will be null and void.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

WHEREFORE, the parties execute the Agreement voluntarily and as their own free act and deed as follows:

Lawson Products, Inc.	**Allen D. Jacobson**
Signature: [signature]	Signature: [signature]
Title: President & CEO	
Date: September 15, 2015	Date: 9/15/2015

EXHIBIT A

2013-2015 LTIP

	Shares Granted	Exercise Price	Pro-Rata Shares	Exercisable Through this Date	Effective Date	Vest Date	Separation Date	Prorate
SPR	4,398	12.18	4,022	12/31/2020	1/22/2013	12/31/2015	9/30/2015	91.4%
MSU	**1,893**		**1,731**	**N/A**				

2013-2015 Value:

2014-2016 LTIP

	Shares Granted	Exercise Price	Pro-Rata Shares	Exercisable Through this Date	Effective Date	Vest Date	Separation Date	Prorate
SPR	7,306	13.92	4,147	12/31/2021	2/7/2014	12/31/2016	9/30/2015	56.8%
MSU	**3,594**		**2,040**	**N/A**				

2014-2016 Value:

2015-2017 LTIP

	Shares Granted	Exercise Price	Pro-Rata Shares	Exercisable Through this Date	Effective Date	Vest Date	Separation Date	Prorate
SPR	2,704	25.16	652	12/31/2021	1/13/2015	12/31/2017	9/30/2015	24.1%
MSU	2,820		680	N/A				

2015-2017 Value:

2010-2012 VP LTIP

	Shares Granted	Exercise Price	Vested Shares	Exercisable Through this Date	Effective Date	Vest Date	Separation Date	Prorate
SPR	1,434	14.04	1,434	5/10/2020	9/24/2010	12/31/2012	9/30/2015	100.0%

2012-2014 LTIP

	Shares Granted	Exercise Price	Vested Shares	Exercisable Through this Date	Effective Date	Vest Date	Separation Date	Prorate
SPR	5,000	10.00	5,000	10/2/2017	10/2/2012	12/31/2014	9/30/2015	100.0%
Stock Options	5,000	10.00	5,000	10/2/2017	10/2/2012	12/31/2014		

NOTE: This document is for summary purposes only; the LTIP, SPRs, MSUs and Stock Options are subject to all applicable terms and conditions of the plan and award agreements

EXHIBIT B

Employee's Executive Deferral Plan vested account balance is $43,099.11 as of September 8, 2015, and is payable in accordance with applicable payment elections on file with the Company.

This document is for estimation purposes only; actual numbers are subject to the applicable terms and conditions of the plan.

EXHIBIT C

LAWSON Products

LOYALTY AND CONFIDENTIALITY AGREEMENT

EMPLOYEE: Allen D. Jacobson

THIS AGREEMENT is entered into at Chicago, Illinois by and between Lawson Products, Inc., an Illinois corporation (together with companies that it owns, controls or with which it is affiliated)(collectively "Company") and Employee.

Company seeks to place or retain Employee in a position of special trust and confidence, and Employee wishes to accept such a position. As a condition of the employment relationship, and to protect Company Confidential Information (as defined below), inventions and discoveries, training and/or customer relationships and other goodwill, the parties agree as follows:

SECTION 1 Benefits and Responsibilities of Employment.

1.1 Items Provided to Employee.[1] Company will provide Employee with one or more of the following: (a) portions of Company's Confidential Information (through a computer password or other means) and updates thereto; (b) authorization to communicate with customers and prospective customers, and reimbursement of customer development expenses in accordance with Company policy limits, to help Employee develop goodwill for Company; and/or (c) authorization to participate in specialized training related to Company's business. As additional consideration in exchange for Employee's agreement to the terms of this Agreement, Employee will be eligible to participate in the benefit plan or compensation program described in Exhibit A hereto (subject to its conditions and limitations), or to receive other consideration described therein, when he/she signs this Agreement. This additional consideration is conditioned on Employee's agreement to, and continuing compliance with, the terms of this Agreement, as determined by Company. Employee understands and agrees that this additional consideration has material value and benefit, and that he/she would not be entitled to it unless he/she signed the Agreement. Company agrees to provide Employee these items in exchange for Employee's promise to abide by the restrictions in this Agreement.

1.2 Duty of Loyalty and Conflicts of Interest. (a) During employment, Employee will dedicate full working time to Company and use best efforts to perform the duties assigned, remain loyal, comply with Company policies and procedures, and avoid conflicts of interest. It will be a conflict of interest for Employee to pursue business activities that compete with Company. Employee will promptly inform and direct to Company all business opportunities that may be of interest to Company in its line of business. (b) Employee agrees to comply with Company's Code of Business Conduct, and to conduct his or her business dealings on behalf of Company so as not to detract from, or reflect adversely upon, the reputation of Company or its products. Employee agrees not to knowingly make false negative statements about Company or Company's business, products, officers or employees, and not to engage in any unfair trade practices toward Company. (c) Employee agrees that if he or she questions whether information constitutes Confidential Information (as defined in Section 2.1 below), whether a business opportunity is covered by this Agreement, or whether contemplated activity would create a conflict of interest, he or she will provide a written request for clarification to Company's General Counsel or Chief Compliance Officer. (d) Employee confirms that Employee has not and will not disclose or make available to Company or cause Company to use any confidential, proprietary or trade secret information belonging to Employee's previous employers or other parties. Employee confirms that Employee has not copied, retained or digitally stored any such information, and will not bring such information onto Company premises or into Company information technology systems. Employee confirms that Company has not induced or solicited the disclosure of such information. (e) Employee further confirms that he or she is not a party to any agreement that would prohibit his or her entry into this Agreement, or that would conflict with Company's business or the obligation to use his or her best efforts to promote the interests of Company. Employee will indemnify, defend and hold Company harmless from any claim brought by another party alleging a breach by Employee of any such agreement and/or alleging a use, disclosure or misappropriation of such third party's confidential, proprietary or trade secret information, and Employee will reimburse Company for any costs (including attorneys' fees) it incurs in defending any such claim.

SECTION 2 Confidentiality and Business Interests.

2.1 Definition of Confidential Information. "Confidential Information" refers to an item of information, or a compilation of information, in any form (whether or not reduced to writing, and regardless of how or where it is stored), related to Company's business that Company has not made public or authorized public disclosure of, and that is not generally known to the public or to other persons who might obtain value or competitive advantage from its disclosure or use. Confidential Information includes information conceived, originated, discovered or developed by Employee in connection with his/her work under this Agreement. Confidential Information will not lose its protected status under this Agreement if it becomes generally known to the public or to other persons through improper means such as the unauthorized use or disclosure of the information by Employee or another person. Confidential Information includes, but is not limited to: (a) Company's business plans and analysis, information on customers and prospects and their employees (including, but not limited to, their buying practices, needs and preferences for Company's products and services), Company's buying practices and supplier lists, marketing plans and strategies, sales forecasts, research and development data, human resources information (including, but not limited to, internal evaluations of performance, capability and potential of any Company employee, and other confidential personnel records), pricing and financial data, operational data, methods, techniques, technical data, know-how, innovations and discoveries, incentive and promotional programs, compensation programs, customer loyalty programs, computer programs, un-patented inventions and improvements, and trade secrets; and (b) information about the business affairs of third parties (including, but not limited to, customers and acquisition targets) that such third parties provide to Company in confidence. Confidential Information will include trade secrets, but an item of Confidential Information need not qualify as a trade secret to be protected by this Agreement. Company's failure to identify any of the Confidential Information as confidential or proprietary shall not affect its status as Confidential Information herein. Company's confidential exchange of information with a third party for business purposes will not remove it from protection under this Agreement. Confidential Information will not include information which Employee can prove: (1) was independently developed by Employee; (2) was obtained from a third party who had the right to disclose such information to Employee; or (3) was or became generally available to the public (other than as a result of disclosure by Employee or other persons in breach of their duty to Company). Confidential Information also will not include Employee's general skills and experience as defined under the governing law of this Agreement. Employee acknowledges that certain items of Confidential Information derive economic value, actual or potential, because they are not generally known by the public or others who could use them to their own economic benefit and/or to the competitive disadvantage of Company, and thus should be treated as Company's trade secrets.

2.2 **Unauthorized Use or Disclosure.** Employee agrees he or she will not directly or indirectly engage in any unauthorized use or disclosure of Confidential Information (as defined above), or knowingly use Confidential Information to harm Company. Employee understands this means he or she may not use or disclose Confidential Information in any way unless Company expressly authorizes him or her to do so, or unless compelled by law to do so (such as by a court order or valid subpoena). Nothing in this Section 2.2 shall be interpreted to prohibit Employee from using Confidential Information of Company in the performance of Employee's duties while employed by Company. If disclosure is compelled by law, Employee will give Company as much written notice as possible under the circumstances, will refrain from use or disclosure for as long as the law allows, and will cooperate with Company to protect such information, including taking every reasonable step to protect against unnecessary disclosure. Employee agrees, if he or she becomes aware of an unauthorized use or disclosure of Company's Confidential Information, he or she will immediately notify Company's Legal Department, whether or not Employee is a Company employee when he or she becomes aware of the disclosure. Nothing in this Section 2.2 shall be construed to limit or impede an employee covered by the National Labor Relations Act (the "Act") from exercising his or her rights under Section 7 of the Act by, for example, disclosing Terms and Conditions Information. "Terms and Conditions Information" refers to information concerning the wages, hours and terms and conditions of employment for employees covered by the Act.

2.3 **Employee Recordkeeping.** Employee agrees to use the authorizations, Confidential Information, and other benefits of his or her employment to further the business interests of Company. Employee agrees to preserve records on current and prospective Company customers, suppliers, and other business relationships that he or she develops or helps to develop, and not use these records in any way, directly or indirectly, to harm Company's business. At the end of Employee's employment with Company, or earlier if so requested, he or she will return to Company all documents, records, and materials of any kind in his or her possession or under his or her control, incorporating Confidential Information or otherwise, relating to Company's business, and any copies thereof (electronic or otherwise). Employee agrees to comply with Company's record retention policies and information technology policies during and at the end of Employee's employment with Company.

2.4 **Inventions and Discoveries.** Employee agrees to promptly inform Company's Legal Department and disclose to Company all inventions, copyright eligible works, ideas, improvements, software, discoveries, and other intellectual property he or she develops, discovers, or creates (a) that relate to Company's or affiliates' business, or to any actual or demonstrably anticipated Company or affiliate research, future work, or projects, whether or not conceived or developed alone or with others, and whether or not conceived or developed during regular working hours, or (b) that result from any work Employee performed for Company or its affiliates, performed on Company time, or performed using Company or affiliate property or resources; all such works and materials being hereafter referred to as "Company Inventions and Intellectual Property." All Company Inventions and Intellectual Property, and rights thereto, moral and otherwise, will be Company's exclusive property unless otherwise agreed by both parties in writing. While employed, and as necessary thereafter, Employee will assist Company to obtain patents or copyrights on all such Company Inventions and Intellectual Properties that Company seeks to protect, and will execute all documents and do everything necessary to obtain for Company copyrights, patents, licenses, and other rights and interests that would be necessary to secure for Company the complete benefit of Company Inventions and Intellectual Property. Employee hereby assigns to Company or its designee all right, title, and interest to all Company Inventions or Intellectual Property Employee has acquired, or acquires in the future, during employment or association with Company or its affiliates. To the extent state law where Employee resides requires it (such as under Cal. Lab. Code, § 2870; Del. Code Title 19 § 805; Illinois 765 ILCS 1060/1-3; Kan. Stat. Section 44-130; Minn. Statutes, 13A, Section 181.78; N. Car. General Statutes, Art. 10A, Chapter 66, Commerce and Business, § 66-57.1; Utah Code § 34-39-1 through 34-39-3; Wash. Rev. Code, Title 49 RCW: Labor Regulations, Chapter 49.44.140), Employee is notified that ***no provision in this Agreement requires Employee to assign any of his or her rights to an invention for which no equipment, supplies, facility, or trade secret information of Company was used and which was developed entirely on Employee's own time, unless (a) the invention relates at the time of conception or reduction to practice of the invention, (i) to the business of Company, or (ii) to Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for Company.*** This paragraph is intended to compliment and supplement, not replace, any additional written agreement(s) the parties may have regarding Company Inventions and Intellectual Property.

SECTION 3 **Protective Covenants.** Employee agrees that the following covenants are (i) ancillary to the other enforceable agreements contained in the Agreement and (ii) reasonable and necessary to protect legitimate Company business interests.

3.1 **Definitions Related to Protective Covenants.**

(a) "Covered Customer" is any one of the following: (i) a current customer of Company with which Employee has developed a business relationship or had substantial business contact as a result of Employee's employment with Company; (ii) a customer of Company to which Company has made sales in the twelve (12) month period preceding the end of Employee's employment with Company, and for which Employee was a point of contact; (iii) a prospective customer of Company, where Employee has been actively discussing, on behalf of Company, a potential business relationship, in the twelve (12) month period preceding the end of Employee's employment with Company; or (iv) a customer of Company about which Employee has received, used or accessed Confidential Information. References to the end of Employee's employment in this Agreement refer to the end, whether by resignation or termination, and without regard for the reason employment ended.

(b) "Conflicting Product or Service" is a product and/or service that is the same or similar in function or purpose to a Company product and/or service, such that it would replace or compete with: (i) a product and/or service Company provides to its customers; or (ii) a product or service that is under development or planning by Company but not yet provided to customers and regarding which Employee was provided Confidential Information in the course of employment. Employee understands that Company is engaged in the sale and distribution of services, systems and products to the industrial, commercial and institutional maintenance, repair and operations (MRO) marketplace, as more particularly described in the catalogs and websites of Company, as modified by Company in its sole discretion from time to time. Conflicting Products or Services do not include a product or service of Company if Company is no longer in the business of providing such product or service to its customers at the end of Employee's employment with Company.

3.2 **Restriction on Interfering with Employee Relationships.** Employee agrees that for a period of two (2) years following the end of Employee's employment with Company, he or she will not, either directly or indirectly, interfere with Company's business relationship with a Company employee, by (a) soliciting or communicating with such an employee (regardless of who first initiates the communication) to induce or encourage him or her to cease working with Company or to enter into activities competitive with those of Company or to breach any agreements he or she may have with Company, or (b) helping another person or entity evaluate a Company employee as a candidate, or (c) otherwise helping any person or entity hire an employee away from Company, unless a duly authorized Company officer gives Employee written authorization to do so. The restriction in this Section 3.2 shall apply only to interference undertaken for the benefit of, or on behalf of, a person or entity offering a Conflicting Product or Service.

3.3 **Restriction on Interfering with Customer Relationships.**

(a) Employee agrees that for a period of two (2) years following the end of Employee's employment with Company, Employee will not directly or indirectly interfere with Company's business relationships with a Covered Customer, by soliciting or communicating (regardless of who initiates the communication) with a Covered Customer to induce or encourage the Covered Customer to: (i) stop or reduce doing business with Company, or (ii) buy a Conflicting Product or Service, unless a duly authorized Company officer gives Employee written authorization to do so. Employee agrees that direct interference includes, for example, selling a Conflicting Product or Service to a Covered Customer, or soliciting such a sale. Employee agrees that indirect interference includes, for example, (x) sales management or account management responsibility for a Covered Customer where another person or entity has direct solicitation or sales responsibility, and/or (y) acting in concert with another person or entity to sell a Conflicting Product or Service to a Covered Customer, or to solicit such a sale. The parties agree this restriction is inherently reasonable because it is limited to the places or locations where the Covered Customer is doing business at the time.

(b) Employee agrees that for a period of nine (9) months following the end of Employee's employment with Company, Employee will not work in a sales or sales management capacity (including work as an employee, independent contractor, consultant and/or franchisee) for the following business entities (including any of their affiliates): Applied MSS, Chromate, Kimball Midwest, Maintenance Connection, State Industrial Products, TIFCO Industries, and Winzer.

3.4 **Restriction on Interfering with Business Relationships.** Employee agrees that for a period of two (2) years following the end of Employee's employment with Company, Employee will not, directly or indirectly, in any way encourage any vendor, wholesaler, joint venturer or business partner of Company to terminate or reduce its business relationship with Company and shall not interfere in any way with the business relationship between Company and its vendors, wholesalers, joint venturers or business partners.

3.5 **Survival of Restrictions.** (a) Employee agrees that, for a period of two (2) years following the end of Employee's employment with Company, and before accepting new employment, he or she will notify a future employer in writing of the restrictions in this Agreement, and will send a copy of this written notice to Company's General Counsel at the same time. Employee agrees that Company may advise a future employer or prospective employer of this Agreement and its position on the potential application of this Agreement. (b) This Agreement shall continue to apply and be valid notwithstanding any change in Employee's duties, responsibilities, position or title with Company. The Agreement's post-employment obligations will survive the end of Employee's employment with Company, whether by resignation or termination, and without regard for the reason employment ended. (c) If Employee violates one of the post-employment restrictions in this Agreement on which there is a specific time limitation, the time period for that restriction will be extended by one day for each day Employee violates it, up to a maximum extension equal to the length of time prescribed for the restriction, so as to give Company the full benefit of the bargained-for length of forbearance. (d) The parties further consent to a court modifying (where allowed by controlling law) any restriction herein found to be unenforceable so as to make it enforceable to protect Company's legitimate business interests. (e) If Employee becomes employed with an affiliate of Company without signing a new agreement, the affiliate will step into Company's position under this Agreement, and will be entitled to the same protections and enforcement rights as Company.

3.6 **Resolution for Incumbent Employee.** This paragraph applies only if Employee is a current employee of Company or an affiliate when this Agreement is made. Employee has received Confidential Information and/or developed business goodwill with customers through, or in the course of, past association with Company or an affiliate. The nature and scope of restrictions, necessary to protect the parties' interests related to these past events, is unresolved. The parties agree that an important purpose of this Agreement is to resolve such uncertainties and to settle such disputes and provide a set of predictable boundaries upon which they may rely to avoid future disputes over what jobs or conduct will result in misappropriation of Confidential Information, conversion of customer goodwill, or similar irreparable harm. To settle and dispose of any dispute regarding these issues, Employee agrees not to sue or otherwise pursue a legal action to avoid the agreed-upon restrictions in the Agreement.

3.6 **State Specific Modifications.**

Arkansas addition: While Employee is a resident of Arkansas, and if the choice of law provision in Section 6(e) does not control: the restrictions on use or disclosure of Confidential Information in Paragraph 2.2 will only apply for three (3) years after the end of Employee's employment with Company where information that does not qualify as a trade secret is concerned; however, the restrictions will continue apply to trade secret information for as long as the information at issue remains qualified as a trade secret.

Arizona addition: While Employee is a resident of Arizona, and if the choice of law provision in Section 6(e) does not control: the restrictions in Paragraph 3.3(a) will only apply in the states where Employee is assigned to work by Company, and any other area about which Employee receives Confidential Information, in the twelve (12) month period preceding the end of Employee's employment with Company (the "Restricted Area").

California addition: While Employee is a resident of California and subject to its laws: (a) the restrictions in Paragraph 3.2 shall be rewritten: "Employee agrees that for a period of eighteen (18) months following the end of Employee's employment with Company, he or she will not, either directly or indirectly, interfere with Company's business relationship with a Company employee by soliciting or communicating with such an employee (regardless of who first initiates the communication) to induce or encourage him or her to cease working with Company; (b) the restrictions in Paragraph 3.3(a) will be limited so that they only apply where Employee is aided by the use or disclosure of Confidential Information, (c) the covenant not to sue in Paragraph 3.6 will not apply, and (d) the jury trial waiver contained in Section 7 will not apply.

Connecticut addition: While Employee is a resident of Connecticut, and in the event that the choice of law provision contained in Section 6(e) does not control: the restrictions on use or disclosure of Confidential Information in Paragraph 2.2 will only apply for three (3) years after the end of Employee's employment with Company, where information that does not qualify as a trade secret is concerned; however, the restrictions will continue to apply to trade secret information for as long as the information at issue remains qualified as a trade secret.

Georgia addition: While Employee is a resident of Georgia, and if the choice of law provision in Section 6(e) does not control: (a) the tolling provision in Paragraph 3.5(c) will not apply; (b) the covenant not to sue in Paragraph 3.6 will not apply; and (c) the jury trial waiver contained in Section 7 will not apply.

Louisiana addition: While Employee is a resident of Louisiana and subject to its laws: the enforcement of the restrictions in Paragraph 3.3(a) will be limited within the state of Louisiana to the parishes where Employee has or will help Company do business, and will be limited within other states to those counties where Employee has or will help Company do business, or will be limited to the portions of these parishes/counties that are covered by the Restricted Area definition as identified in Exhibit B hereto, whichever is fewer.

Missouri: While Employee is a resident of Missouri, and if the choice of law provision in Section 6(e) does not control: the tolling provision in Paragraph 3.5(c) will not apply.

Nebraska: While Employee is a resident of Nebraska, and if the choice of law provision in Section 6(e) does not control: Paragraph 3.1(a)(iv) shall not apply.

North Carolina addition: Paragraph 1.1 is modified to add: The parties intend that the Protective Covenants in Paragraph 3 are ancillary to Company's promises and obligations under this Paragraph 1.1. The parties' further intend that Company's promises constitute a positive contract and that a court construe Company's promises and Employee's obligations as creating bi-lateral obligations. Further, the jury trial waiver contained in Paragraph 7 will not apply.

North Dakota addition: While Employee is a resident of North Dakota, and if the choice of law provision in Section 6(e) does not control: (a) the restrictions in Paragraph 3.3(a) will be limited to only apply if Employee is aided by the use or disclosure of Confidential Information; and (b) the covenant not to sue in Paragraph 3.6 will not apply.

Oklahoma addition: While Employee is a resident of Oklahoma, and if the choice of law provision in Section 6(e) does not control: the restrictions in Paragraph 3.3(a) will apply only to those Covered Customers who had been Company customers within one year of the end of Employee's employment with Company, and who have not fully and finally ceased doing business with Company due to no fault of Employee.

Wisconsin addition: While Employee is a resident of Wisconsin, and if the choice of law provision in Section 6(e) does not control: (a) the restrictions on use or disclosure of Confidential Information in Paragraph 2.2 will only apply for three (3) years after the end of Employee's employment with Company where information that does not qualify as a trade secret is concerned (the restrictions will apply to trade secret information for as long as the information remains qualified as a trade secret); (b) the covenant not to sue Paragraph 3.6 will not apply; and (c) the tolling provision in Paragraph 3.5(c) will not apply.

SECTION 4 **Notice.** While employed by Company, and for two (2) years thereafter, Employee will: (a) give Company's General Counsel written notice at least thirty (30) days prior to going to work for a competitor; (b) provide Company with sufficient information about his or her new position with the competitor to enable Company to determine if Employee's services in the new position would likely lead to a violation of this Agreement; and (c) within thirty (30) days of Company's request, participate in a mediation or in-person conference to discuss and/or resolve any issues raised by Employee's new position with the competitor. Employee will be responsible for all consequential damages caused by failure to give Company notice as provided in this paragraph.

SECTION 5 **Remedies.** If either party breaches or threatens to breach this Agreement, the prevailing party may recover: (a) an order of specific performance or declaratory relief; (b) injunctive relief by temporary restraining order, temporary injunction, preliminary injunction and/or permanent injunction; (c) damages; (d) attorneys' fees and costs (including expert witness fees) incurred in obtaining relief; and (e) any other legal or equitable relief or remedy allowed by law. One Thousand Dollars ($1,000.00) is the agreed amount for the bond to be posted if an injunction is sought by Company to enforce the restrictions in this Agreement on Employee. The parties agree that facsimile copies or photocopies of signatures will be sufficient for all purposes under this Agreement. The parties further agree that Company shall be considered "prevailing" if it obtains an order of preliminary injunctive relief, and Company may apply for attorneys' fees and costs associated with obtaining such relief before final judgment.

SECTION 6 **Severability, Waiver, Modification, Assignment, Governing Law.** (a) All of the provisions herein contained are severable. It is the intention of the parties that if any provision of the Agreement is determined by a court of competent jurisdiction to be void, illegal or unenforceable, in whole or in part, all other provisions will remain in full force and effect, as if the void, illegal, or unenforceable provision is not part of the Agreement. (b) If either party waives his, her, or its right to pursue a claim for the other's breach of any provision of the Agreement, the waiver will not extinguish that party's right to pursue a claim for a subsequent breach. (c) Except where otherwise expressly indicated, the Agreement contains the parties' entire agreement concerning the matters covered in it; provided that (i) if Employee is subject to a prior agreement containing post-association obligations to Company, this Agreement and such prior agreement shall be read together to provide the greatest protection to Company; and (ii) if a post-employment restrictive covenant in this Agreement is found unenforceable (despite, and after application of, any applicable right to reformation that could add or renew enforceability), then any prior agreement between the parties that would provide for a restriction on the same or substantially similar post-association conduct of Employee shall not be considered superseded and shall remain in effect. The Agreement may not be waived, modified, altered or amended except by a written agreement (signed by Employee and an officer of Company) or by court order. (d) The Agreement will inure to the benefit of Company's successors in interest, affiliates (as defined in Rule 12b-2 under Section 12 of the Exchange Act), subsidiaries, parents, purchasers, or assignees, and may be enforced by any one or more of same, without need of any further authorization or agreement from Employee. (e) The laws of the State of Illinois shall govern the Agreement, the construction of its terms, the interpretation of the rights and duties of the parties, and all matters arising out of or relating to the employment relationship between Employee and Company (including tort disputes arising out of such relationship), regardless of any conflicts of law principles of the state. The exclusive venue for any legal action arising from this Agreement shall be the courts located in Cook County, Illinois (state or federal); provided, however, that if no court in Cook County, Illinois has jurisdiction over Employee, forum will be proper in the state where Employee last regularly worked for Company. Employee stipulates and consents to Illinois courts' personal jurisdiction over him or her, and waives his or her right to objection to an Illinois court's jurisdiction.

SECTION 7 **Jury Trial Waiver.** The parties hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.

SECTION 8 Nothing in this Agreement will be construed to create a contract of employment for a definite period of time or to prohibit either party from having the freedom to end the employment relationship at-will, with or without cause.

AGREED to and effective as of **January 1, 2014** (Effective Date).

EMPLOYEE	**COMPANY** LAWSON PRODUCTS, INC.
PRINT NAME: [illegible]	BY: [signature]
	Frank Ziegler
SIGNATURE: [signature]	ITS: Vice President and Counsel Chief Compliance Officer

LAWSON

LOYALTY AND CONFIDENTIALITY AGREEMENT
EXHIBIT A

EMPLOYEE: Allen D. Jacobson

Company and Employee agree that, in addition to the items provided pursuant to Paragraph 1.1 of the Loyalty and Confidentiality Agreement, Employee will be provided with the following:

1. <u>Base Salary</u>. Employee will be eligible to receive a base salary from Company. Ninety percent (90%) of Employee's base salary will be treated as employment compensation, and ten percent (10%) will serve as compensation and consideration for entering the Loyalty and Confidentiality Agreement.

2. <u>2014 Annual Incentive Plan</u>. Employee will be eligible to participate in the 2014 Annual Incentive Plan or Sales Commission Plan for Employee's position and business unit, subject to the terms and conditions of that Plan as determined by Company. Ninety percent (90%) of any resulting payments will be treated as employment compensation, and ten percent (10%) will serve as compensation and consideration for entering the Loyalty and Confidentiality Agreement.

3. <u>Severance Program</u>. Employee and/or Company may terminate their employment relationship with or without Cause at any time upon written notice. If Company terminates Employee's employment without Cause, then Company will pay him severance pay pursuant to the terms of the revised offer of employment to him.

EMPLOYEE

PRINT NAME: ALLEN D JACOBSON

SIGNATURE: [signature]

COMPANY
LAWSON PRODUCTS, INC.

BY: [signature]
Frank Ziegler

ITS: Vice President and Counsel
Chief Compliance Officer